                                                             Exhibit 23.1a.


               Letterhead of KENNY S&P EVALUATION SERVICES,
                    A Division of J.J. KENNY CO., INC.
                                                          November 16, 1995
Dean Witter Reynolds Inc.
Two World Trade Center
New York, NY  10048

              Re:  Dean Witter Select Municipal Trust,
                   Insured California Intermediate Term
                        Portfolio Series 11

Gentlemen:

            We have examined the post-effective Amendment to the Registration Statement File No. 33-49703 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

            In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration
Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

            You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                    Sincerely,



                                    Frank A. Cicotto
                                    Frank A. Cicotto
                                    Vice President

               Letterhead of KENNY S&P EVALUATION SERVICES,
                    A Division of J.J. KENNY CO., INC.


                                                          November 16, 1995
Dean Witter Reynolds Inc.
Two World Trade Center
New York, NY  10048

                 Re:  Dean Witter Select Municipal Trust,
                      Delaware Portfolio Series 13

Gentlemen:

            We have examined the post-effective Amendment to the Registration Statement File No. 33-49595 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

            In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration
Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

            You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                    Sincerely,



                                    Frank A. Cicotto
                                    Frank A. Cicotto
                                    Vice President

               Letterhead of KENNY S&P EVALUATION SERVICES,
                    A Division of J.J. KENNY CO., INC.


                                                          November 16, 1995
Dean Witter Reynolds Inc.
Two World Trade Center
New York, NY  10048

                   Re:  Dean Witter Select Municipal Trust,
                        Maryland Portfolio Series 15
Gentlemen:

            We have examined the post-effective Amendment to the Registration Statement File No. 33-40710 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

            In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration
Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

            You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                    Sincerely,



                                    Frank A. Cicotto
                                    Frank A. Cicotto
                                    Vice President

                                                              Exhibit 23.1b.











                      CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated October 27, 1995, accompanying the financial statements of the Dean Witter Select Municipal Trust Insured California Intermediate Term Portfolio Series 11, Delaware Portfolio Series 13 and Maryland Portfolio Series 15 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.



DELOITTE & TOUCHE LLP



November 16, 1995
New York, New York

                                                             Exhibit 23.1d.


             Letterhead of Standard & Poor's Rating Services,
               A Division of The McGraw-Hill Companies, Inc.

                                                          November 16, 1995



Dean Witter Reynolds Inc.
Two World Trade Center
New York, New York  10048

                   Re:  Dean Witter Select Municipal Trust,
                        Insured California Intermediate Term
                          Portfolio Series 11



            We have received the post-effective amendment to the registration statement SEC file number 33-49703 for the above-captioned trust.

            Since the portfolio is composed solely of securities covered by bond insurance policies that insure against default in the payment of principal and interest on the securities for so long as they remain outstanding and such policies have been issued by one or more insurance companies which have been assigned "AAA" claims paying ability ratings by Standard & Poor's, we reaffirm the assignment of a "AAA" rating to the units of the trust and a "AAA" rating to the securities contained in the trust.

            You have permission to use the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and the above-assigned ratings in connection with your dissemination of information relating to these units, provided that it is understood that the ratings are not "market" ratings nor recommendations to buy, hold, or sell the units of the trust or the securities in the trust. Further, it should be understood that the rating on the units does not take into account the extent to which fund expenses or portfolio asset sales for less than the fund's purchase price will reduce payment to the unit holders of the interest and principal required to be paid on the portfolio assets. Standard & Poor's reserves the right to advise its own clients, subscribers, and the public of the ratings. Standard & Poor's relies on the sponsor and its counsel, accountants, and other experts for the accuracy and completeness of the information submitted in connection with the ratings. Standard & Poor's does not independently verify the truth or accuracy of any such information.

            This letter evidences our consent to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the rating assigned to the units in the amendment referred to above. However, this letter should not be construed as a consent by us, within the meaning of Section 7 of the Securities Act of 1933, to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the ratings assigned to the securities contained in the trust. You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

            We are pleased to have had the opportunity to be of service to you. If we can be of further help, please do not hesitate to call upon us.

                                          Sincerely,



                                          Sanford B. Bragg
                                          Sanford B. Bragg

                                                            Exhibit 23.8.2.


             Letterhead of WHITEFORD, TAYLOR & PRESTON L.L.P.


                             November 16, 1995


Dean Witter Reynolds, Inc.
Two World Trade Center
New York, New York  10048

The Bank of New York
101 Barclay Street
New York, New York  10286

Ladies and Gentlemen:

            You have asked for our opinion with respect to certain Maryland income tax consequences of the Dean Witter
Select Municipal Trust (the "Investment Trust").

            The Investment Trust was created under the terms of an agreement (the "Indenture") among Dean Witter Reynolds, Inc.
(the "Sponsor"), The Bank of New York as Trustee (the
"Trustee") and Kenny S&P Evaluation Services as the evaluator
(the "Evaluator").

            The Investment Trust consists of separate unit investment trusts (the "Unit Investment Trusts") combined under the Indenture. One such Unit Investment Trust, designated the Maryland Portfolio - Series 15, (hereinafter, the "Maryland Trust"), holds a fixed portfolio consisting exclusively of interest bearing obligations issued (i) by or on behalf of the State of Maryland, its agencies, authorities or political subdivisions, and (ii) by the Government of Puerto Rico or by its authority (such obligations hereinafter referred to as the "Bonds"). Upon deposit of the Bonds the Trustee issued Certificates of ownership representing fractional individual interests ("Units") in the Maryland Trust. Certificates representing the Units in the Maryland Trust were offered and sold by the Sponsor to holders (the "Unit Holders").

            In the opinion of Cahill Gordon & Reindel, counsel to the Sponsor, set forth in Part B of the prospectus, inter alia, the Maryland Trust is not an association taxable as a corporation for Federal income tax purposes, and interest on an underlying security which is exempt from Federal income tax under the Internal Revenue Code of 1986, as amended (the "1986 Code"), or the Internal Revenue Code of 1954, as amended, when received by the Trust will retain its status as tax-exempt interest for Federal income tax purposes to the Unit Holders. Each Unit Holder will be considered the owner of a pro rata portion of the Trust's assets under Sections 671-678 of the 1986 Code. Each Unit Holder will be considered to have received his pro rata share of interest derived from the Trust's assets when it is received by the Trust and each Unit Holder will have a taxable event when an underlying security is disposed of (whether by sale, exchange, redemption, or payment at maturity) or when the Unit Holder redeems or sells his Units.

            In the opinion of Whiteford, Taylor & Preston L.L.P., special Maryland Counsel on Maryland income tax matters, which relies on the opinion of Cahill Gordon & Reindel regarding federal income tax matters relating to the Maryland Trust, under existing Maryland income tax law applicable to individuals who are Maryland residents and to regular ("C") corporations subject to the Maryland corporate income tax:

            The Maryland Trust will be treated as a trust for Maryland income tax purposes and not as an association taxable as a corporation. Each transaction of the Maryland Trust will be treated for such purposes as a transaction of the several Unit Holders and not as a transaction of the Maryland Trust that could give rise to Maryland taxable income to the Maryland Trust.

            The Maryland income tax is imposed upon the taxable income of resident individuals. The counties and City of Baltimore are required by State law to levy local income taxes that "piggyback" the State income tax; i.e., these taxes are determined as a percentage ranging from 20% to 60% of the liability of the resident for the state income tax. The local income tax applies to individuals who are residents of the local jurisdiction.

            The State imposes a maximum 6% tax rate for individual returns with taxable income in excess of $100,000 and joint returns with taxable income in excess of $150,000. The 6% tax rate applies to certain taxable years beginning before January 1, 1995. Thereafter the maximum rate of State income tax will be 5% for taxable income in excess of $3,000. The State permits local jurisdictions to impose a "piggyback" tax rate of up to a maximum of 60% of the State rate. However, the local rate on income taxed at the 6% State rate may not exceed 50%. For 1995 all counties and the City of Baltimore will impose their "piggyback" income taxes at a 50% rate except as follows: Worcester County, 30%; Baltimore and Queen Anne's Counties, 55%; Allegany, Montgomery, Prince George's, St. Mary's, Somerset, Talbot, and Wicomico Counties, 60%. The counties and the City of Baltimore may increase or decrease these rates in increments of 5% (or, at the option of the county, by multiples of 2% where the county rate is in excess of 50% of the State rate) effective on January 1 of the year that the county or City designates by giving notice to the State Comptroller of the rate change and its effective date on or before July 1 prior to its effective date. However, legislation enacted in 1995 allowed Prince George's County to increase its piggyback tax rate to not more than 60% for 1995 without complying with the preceding requirements.

            Individual Unit Holders who are residents of Maryland and Unit Holders which are regular ("C") corporations subject to the Maryland corporate income tax are not required to include in their regular Maryland taxable income their respective shares of interest earnings on obligations of the State of Maryland, its agencies, authorities or political subdivisions derived through the Maryland Trust to the extent that such interest is excludable from gross income for federal income tax purposes. In certain cases an exemption for interest on Maryland State, county and municipal obligations and obligations of certain agencies thereof is provided from Maryland income tax, whether or not the interest income is exempt from federal income tax. Furthermore, Unit Holders are not required to include in their regular Maryland taxable income their respective shares of interest earnings on bonds issued by the government of Puerto Rico or by its authority derived through the Maryland Trust to the extent that such interest is excludable from gross income for federal income tax purposes and is also excludable from any state income taxation under federal law. Individual Unit Holders, however, may be subject to the Maryland income tax on tax preferences with respect to 50% of any interest derived through the Maryland
Trust from non-Maryland obligations in excess of a threshold amount and constituting a tax preference for federal income tax purposes.

            As a general rule, to the extent that gain from the sale, exchange or other disposition of obligations held by the Maryland Trust (whether as a result of a sale or exchange of such obligations by the Maryland Trust or as a result of a sale or exchange of a Unit by a Unit Holder) is includable in the federal adjusted gross income of a resident individual, or taxable income of a corporation, such gain will be included in the calculation of the Unit Holder's Maryland taxable income.

Maryland law does not generally exclude capital gains from income tax. However, under Maryland law, any profit realized upon the sale or exchange of bonds issued by the State of Maryland, its political subdivisions and certain specified other Maryland issuers, is specifically excluded from the computation of the Maryland taxable income of individuals and corporations. Although there are no Maryland authorities on point, it is possible that the taxing authorities in Maryland could take the position that the statutory exclusion or exemption of profit on these obligations requires a disallowance in the calculation of Maryland income tax of any loss that may be realized on such obligations.

            With respect to the amount of Social Security benefits required to be included in the calculation of federal adjusted gross income, a subtraction modification is provided for under the Maryland income tax law so that such amount is eliminated in determining Maryland taxable income.

            Tax counsel should be consulted as to other Maryland tax consequences not specifically considered herein, and as to the Maryland tax status of Unit Holders in the Maryland Trust which are neither individuals resident in Maryland nor regular ("C") corporations. By way of example, no opinion is expressed as to the tax consequences under the Maryland franchise tax applicable to a financial institution which is a Unit Holder in the Maryland Trust. However, it should be noted that, pursuant to legislation passed in 1995, interest received by certain financial institutions on certain government obligations will be subject to partial exclusion from tax commencing in 1996. Beginning in 1998, certain financial institutions will be subject to the Maryland corporate income tax rather than the franchise tax. Further, no opinion is being rendered as to the Maryland tax consequences resulting from any proposed or future tax legislation.

            We have not examined any of the obligations deposited in the Maryland Trust, and express no opinion as to whether the interest on any such obligations is, in fact, tax exempt upon receipt by the Maryland Trust or would be tax exempt if directly received by a Unit Holder; nor have we made any review of the proceedings relating to the issuance of bonds or the basis for bond counsel opinions.

            We hereby consent to the filing of this opinion as an exhibit to the Post Effective Amendment relating to the Units referred to above and the use of our name, to the reference of our firm, and the inclusion of this opinion in said Post
Effective Amendment and in the related Prospectus.

                                          Very truly yours,


                                          WHITEFORD, TAYLOR & PRESTON
                                                      L.L.P.